Exhibit 99.1

CONTACT:
Robert Travis	Scott Larson
Investor Relations	Press Inquiries
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3432	978-250-3433
bob.travis@sycamorenet.com	scott.larson@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS THIRD QUARTER FISCAL YEAR

2010 FINANCIAL RESULTS

CHELMSFORD, Mass., May 26, 2010 – Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in intelligent bandwidth management solutions for fixed line and mobile network operators worldwide, today reported its results for the third quarter ended April 24, 2010. Revenue for the third quarter of fiscal 2010 was $14.6 million, compared with $23.0 million for the third quarter of fiscal 2009.

Net loss for the third quarter of fiscal 2010, on a generally accepted accounting principles (“GAAP”) basis, was $3.7 million, or $0.13 per share, compared with net loss of $2.7 million, or $0.10 per share for the third quarter of fiscal 2009. Non-GAAP net loss for the third quarter of fiscal 2010 was $2.4 million, or $0.09 per share, compared with non-GAAP net loss of $1.2 million, or $0.04 per share for the third quarter of fiscal 2009. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

Net loss for the first nine months of fiscal 2010, on a GAAP basis, was $15.3 million or $0.54 per share, compared with net loss of $18.6 million or $0.66 per share for the first nine months of fiscal 2009. Non-GAAP net loss for the first nine months of fiscal 2010 was $6.1 million, or $0.21 per share, compared with non-GAAP net loss of $13.0 million, or $0.45 per share for the first nine months of fiscal 2009. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

“While some orders being delayed into Q4 caused revenues to be somewhat lower than we had hoped, we were pleased with improvements in our third quarter gross margins as well as continued progress in lowering our operating expenses,” said Daniel E. Smith, president and chief executive officer. “We continue to prudently manage expenses in all areas of the business while maintaining focus on critical customer needs and qualified new revenue opportunities.”

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) is a leading provider of intelligent bandwidth management solutions for fixed line and mobile network operators worldwide. From multiservice access networks to the optical core, Sycamore products enable network operators to lower overall network costs, increase operational efficiencies, and rapidly deploy new revenue-generating services. Sycamore’s global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with generally accepted accounting principles (GAAP). These measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The Company believes that the items excluded from the non-GAAP results have one or more of the following characteristics: their magnitude and timing is largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP.

We wish to caution you that certain matters discussed in this news release constitute forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that actual results or events could differ materially from those stated or implied in the forward-looking statements. Other risks and uncertainties include, but are not limited to, actions, inquiries and findings that may result from certain stock option matters, including the restatement of previously issued financial statements; the Company’s reliance on a limited number of customers; variation in the Company’s quarterly results; industry pricing pressures and the high cost of product development required to remain competitive and keep pace with evolving features and technologies desired by customers; the consolidation of both suppliers and customers in the telecommunications marketplace and general economic conditions. Certain additional risks are set forth in more detail in the section entitled “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	April 24, 2010	July 31, 2009
Assets

Current assets:
Cash and cash equivalents	$58,676	$347,696
Short-term investments	391,441	273,387
Accounts receivable, net	10,688	12,860
Inventories	14,638	16,058
Prepaids and other current assets	2,850	2,388

Total current assets	478,293	652,389

Property and equipment, net	7,539	13,342
Long-term investments	185,583	305,725
Other assets	360	357

Total Assets	$671,775	$971,813

Liabilities and Stockholders’ Equity

Current liabilities:
Deferred revenue	$12,458	$11,003
Other current liabilities	11,067	14,034

Total current liabilities	23,525	25,037

Long term deferred revenue	4,346	4,530
Long term liability	1,680	1,821

Total liabilities	29,551	31,388

Common stock	28	28
Additional paid-in capital	1,758,686	2,040,317
Accumulated deficit	(1,116,681)	(1,101,355)
Other equity	191	1,435

Total stockholders’ equity	642,224	940,425

Total Liabilities and Stockholders’ Equity	$671,775	$971,813

Sycamore Networks, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	April 24, 2010	April 25, 2009	April 24, 2010	April 25, 2009
Revenue	$14,587	$22,983	$46,385	$50,112
Cost of revenue	6,057	10,413	20,783	28,275

Gross profit	8,530	12,570	25,602	21,837

Operating expenses:
Research and development	7,783	13,042	24,216	37,409
Sales and marketing	2,729	3,648	8,073	11,366
General and administrative	2,221	2,320	6,973	5,573
Restructuring & related impairment	510	—	6,726	817

Total operating expenses	13,243	19,010	45,988	55,165

Loss from operations	(4,713)	(6,440)	(20,386)	(33,328)

Interest and other income, net	1,108	3,831	4,569	14,851

Loss before income taxes	(3,605)	(2,609)	(15,817)	(18,477)
Income tax expense (benefit)	116	123	(491)	165

Net loss	$(3,721)	$(2,732)	$(15,326)	$(18,642)

Net loss per share:
Basic	$(0.13)	$(0.10)	$(0.54)	$(0.66)
Diluted	$(0.13)	$(0.10)	$(0.54)	$(0.66)

Weighted average shares outstanding:
Basic	28,424	28,360	28,420	28,352
Diluted	28,424	28,360	28,420	28,352

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Apr 24, 2010	Apr 25, 2009	Apr 24, 2010	Apr 25, 2009
Revenue	$14,587	$22,983	$46,385	$50,112
Cost of revenue	5,936	10,273	20,343	27,507

Gross profit	8,651	12,710	26,042	22,605

Operating expenses:
Research and development	7,543	12,533	23,387	35,892
Sales and marketing	2,502	3,376	7,392	10,443
General and administrative	2,034	1,757	6,408	3,931

Total operating expenses	12,079	17,666	37,187	50,266

Loss from operations	(3,428)	(4,956)	(11,145)	(27,661)

Interest and other income, net	1,108	3,831	4,569	14,851

Loss before income taxes	(2,320)	(1,125)	(6,576)	(12,810)
Income tax expense (benefit)	116	123	(491)	165

Net loss	$(2,436)	$(1,248)	$(6,085)	$(12,975)

Net loss per share:
Basic	$(0.09)	$(0.04)	$(0.21)	$(0.45)
Diluted	$(0.09)	$(0.04)	$(0.21)	$(0.45)

Weighted average shares outstanding:
Basic	28,424	28,360	28,420	28,352
Diluted	28,424	28,360	28,420	28,352

Sycamore Networks, Inc.

Reconciliation of GAAP to Non-GAAP Net Income

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Apr 24, 2010	Apr 25, 2009	Apr 24, 2010	Apr 25, 2009
GAAP net loss	$(3,721)	$(2,732)	$(15,326)	$(18,642)

Stock-based compensation expense:
Cost of revenue	126	140	381	452
Research and development	240	509	829	1,517
Sales and marketing	227	272	681	923
General and administrative	187	231	565	663

Total stock based compensation expense	780	1,152	2,456	3,555
Amortization of purchased intangible assets	—	332	—	979
Restructuring and other asset impairments:
Operating expense	510	—	6,726	817
Cost of revenue	(5)	—	59	316
Tax effect	—	—	—	—

Non-GAAP net loss	$(2,436)	$(1,248)	$(6,085)	$(12,975)